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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 6, 1999



                       AMPAL-AMERICAN ISRAEL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


New York                             0-538               13-0435685
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(State or Other Jurisdiction   (Commission File Number)  (I.R.S. Employer
 of  Incorporation)                                      Identification No.)



1177 Avenue of the Americas, New York New York  10036
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(Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number,
including area code:                         (212) 782-2100
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(Former Name or Former Address, if Changed Since Last Report.)


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Item 2.  Acquisition or Disposition of Assets.

      On July 6, 1999, the closing provided for in the agreement dated May 11, 1999 (filed as Exhibit 10 to Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference; File No. 0-538), among Ampal-American Israel Corporation (the "Company") and its subsidiaries and Bank Hapoalim B.M. ("BHP") and its two wholly-owned subsidiaries, was held.

      At the closing the following transactions were effected:

            (a) The Company acquired from BHP all of its holdings in Ampal - 5,874,281 shares of Class A Stock, 3,350 shares of 4% Preferred Stock and 122,536 shares of 6 1/2% Preferred Stock for $31.3 million.

            (b) The Company and its subsidiary sold to BHP's subsidiary seven real estate properties totaling 53,000 sq. ft., previously leased to and occupied by BHP, for $14.7 million.

            (c) Ampal's subsidiary renewed the lease agreement with BHP with respect to a 4,400 sq. ft. branch in Bnei Brak, Israel for ten years at an annual rental income of $346,000.

      The transactions were approved by the Company's shareholders at the annual meeting of shareholders held on June 29, 1999.

      The aforementioned closing was financed primarily by the proceeds of the Company's sale, on April 14, 1999 of its 46% equity interest in Moriah Hotels Ltd.

      Ampal will record a net gain of approximately $6 million on the sale of the aforementioned real estate properties in the third quarter of 1999.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AMPAL-AMERICAN ISRAEL CORPORATION


Date: July 19, 1999                      By: /s/ ELI S. GOLDBERG
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                                           Eli S. Goldberg, Secretary



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